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                                                                    EXHIBIT 21.0

                    INCOME OPPORTUNITY REALTY INVESTORS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of all subsidiaries and partnership interests of Income Opportunity Realty Investors, Inc. and the state or other jurisdiction of organization or incorporation:

                                               JURISDICTION OF ORGANIATION
NAME OF ENTITY                                       OR INCORPORATION
Corporations
Income Opportunity La Mesa Corporation                  Nevada
Income Opportunity Yeager Corp.                         Nevada
IORI Akard Corporation                                  Nevada
IORI Enclave 5, Inc.                                    Nevada
La Mesa Village Plaza Commercial Association          California
Transcontinental Brewery, Inc.                          Nevada
Transcontinental Parkway Corporation                    Nevada
Transcontinental Treehouse Corporation                  Nevada

Partnerships
Nakash Income Associates                               Georgia
TCI Eaton Square LP                                     Texas


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